SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Under Rule 14a-12

ARAMARK CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

U.S. TRUST

NOTICE TO PARTICIPANTS

IN THE

ARAMARK Retirement Savings Plan for Salaried Employees

And The

ARAMARK Uniform and Career Apparel

Group Retirement Savings Plan

Dear Plan Participant:

Enclosed with this notice are a Proxy Statement and Annual Report of ARAMARK Corporation (“ARAMARK”) in connection with ARAMARK’s Annual Meeting of Stockholders that will take place on February 7, 2006. The Proxy Statement contains information regarding the election of Class II directors and a proposal to ratify the appointment of KPMG as independent public accountants for fiscal 2006. These matters and other important information are fully described in the Proxy Statement, which you should read carefully. If you are also a direct shareholder of ARAMARK Class A or Class B Common Stock, this information may be sent to you under separate cover.

Please note that you should only review the Proxy Statement for its description of the Annual Meeting and the proposals. You should ignore any references in the Proxy Statement to voting procedures. The voting procedures applicable to Plan participants are described in this letter, and not in the Proxy Statement.

Voting Instructions

Only U.S. Trust Company, N.A. (“U.S. Trust”), as trustee of the ARAMARK Retirement Savings Plan for Salaried Employees and ARAMARK Uniform and Career Apparel Group Retirement Savings Plan (together, the “Plans”), can vote the shares held by the Plans. However, under the terms of the Plans, each participant may act as a “named fiduciary” within the meaning of Section 402(a) (1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for the purpose of instructing U.S. Trust how to vote the shares of ARAMARK common stock allocated to his or her Plan account, a portion of the allocated shares for which U.S. Trust does not receive timely voting instructions from plan participants and a portion of those shares that have not yet been allocated or credited to plan participants’ accounts, if applicable. In each of the latter two cases, shares will be voted in proportion to those shares for which timely instructions are received from participants.

U.S. Trust is required to follow proper instructions of named fiduciaries that are in accordance with the terms of the Plans and are not contrary to the fiduciary standards of ERISA. Fiduciaries under ERISA (including persons designated as “named fiduciaries”) are required to act prudently, solely in the interest of plan participants and beneficiaries, and for the exclusive purpose of providing benefits to the plan participants and beneficiaries.

Shares for Which Participant Instructions are Timely Received.

You may instruct U.S. Trust to vote for or against the matters presented at the Annual Meeting (or, with respect to the election of Class II directors, to withhold votes for one or more of the nominees) or to abstain from voting. If you sign, date, and return the Voting Instruction Form/Proxy Card but do not check any box on the form, your shares will be voted with management for proposals 1 and 2.

Shares for Which Participant Instructions are Not Timely Received.

If your Instruction Form/Proxy Card is not timely received by U.S. Trust, the Plan provides that the shares allocated to your Plan account will be voted in the same proportion as the shares for which U.S. Trust does receive timely instructions.

Voting Procedures

A Voting Instruction Form/Proxy Card and a business return envelope (postage pre-paid) are enclosed. After you have read this letter and the Proxy Statement, please follow the instructions on the Voting Instruction Form/Proxy Card and choose from Telephone, Internet or mail to submit your vote.

If you vote by mail, please mark, date and sign as your name appears on the form and place it in the postage paid return envelope provided so that it will be received by U.S. Trust no later than 5:00 p.m. Eastern Time on February 1, 2006.

You may vote by phone or internet anytime prior to the cutoff which is scheduled for 12:00 midnight Eastern Time on January 31, 2006.

Changing or Revoking Your Vote

If you decide to change your vote after you have submitted your Voting Instruction Form/Proxy Card, you must obtain a new form by contacting U.S. Trust as described below. By properly completing and timely returning a new Voting Instruction Form/Proxy Card, your previously submitted vote will be automatically revoked. If you voted electronically by phone or internet, voting again will automatically revoke your previous electronic or telephonic vote.

Voting Deadline

In order to be assured that your voting instructions to U.S. Trust will be followed, your voting instructions must be received no later than 5:00 p.m. Eastern Time on February 1, 2006. Phone and Internet vote must be completed by 12:00 midnight Eastern Time on January 31, 2006.

Confidentiality

Your voting instructions to U.S. Trust are strictly confidential. U.S. Trust will not disclose how you voted or if you voted, unless required to do so by law. You should feel free to instruct U.S. Trust to vote in the manner you think best.

How to Contact U.S. Trust

If you have any questions or comments concerning the procedure for completing and/or returning your voting instructions, please contact U.S. Trust at 1-800-535-3093, between the hours of 11:30 a.m. and 7:30 p.m. Eastern Time. Your telephone call or other communication will be kept confidential.

Sincerely,

U.S. Trust Company, N.A.

Trustee

ARAMARK Retirement Savings Plan for Salaried Employees and ARAMARK Uniform and Career Apparel Group Retirement Savings Plan

December 29, 2005